Exhibit 99.1

LECG CORPORATION REPORTS SECOND QUARTER 2010 RESULTS

Emeryville, CA, August 3, 2010 — LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the second quarter ended June 30, 2010.

Revenues for the second quarter increased 19.4 percent to $83.6 million, including $24.0 million from the first full quarter of operations of SMART, compared with $70.0 million in the first quarter of 2010, which included $6.6 million for the 21 days of SMART operations since the March 10, 2010 acquisition closing date. Excluding SMART, revenues declined 6.0 percent sequentially from the first quarter of 2010 and 12.2 percent from the second quarter of 2009.

“Revenues grew this quarter as we reported our first full quarter with the SMART business.  However, the top-line was adversely affected by persistent weak demand for expert services industry-wide and the departure of company experts during the quarter. While some sectors such as securities, damages, and the global competition practice in Europe showed improvement in the quarter, the rest of our business remains choppy,” said Steve Samek, president and CEO.

“Continued uncertainty in the market supports our conviction that to truly differentiate ourselves and be the industry leader we must create a global, multi-disciplinary, integrated expert and professional services firm. This was the primary vision behind our merger with SMART in March. Since then, we have successfully executed against our 2010 action plan, namely: to integrate our infrastructure and operations, to optimize our complementary businesses, and to strategically invest for long-term growth and profitability. We’ve been very aggressive in these efforts and are pleased with our results to date. We are already beginning to benefit from some of these initiatives, although the full effect of our integration efforts won’t be realized until 2011.”

Second quarter highlights of LECG’s 2010 action plan include:

•      Integrate: LECG reduced more than $5.0 million in general and administrative expenses on a run-rate basis, and identified a total of approximately $12.0 million in annual general and administrative cost savings beginning in 2011;

•      Optimize: LECG began cross-selling integrated service solutions, winning new opportunities representing nearly $5.0 million in new, incremental revenue that would not have occurred without the merger; and,

•      Invest: LECG announced the acquisition of Bourne, a London-based independent business tax consultancy practice focusing on disputes, valuation, intellectual property and international tax matters.

Operating results for the second quarter of 2010 reflect pre-tax charges of $3.2 million in restructuring charges and other impairments, $1.8 million in integration costs, and $0.5 million in acquisition costs. Including these charges, the second quarter net loss attributable to common shareholders was $11.3 million or $0.31 per share. This compares to a net loss of $13.2 million or $0.46 per share in the first quarter of 2010, and a net loss of $6.5 million or $0.25 per share in the second quarter of 2009. Excluding these charges, adjusted net loss attributable to common shareholders was $5.8 million or $0.16 per share for the second quarter of 2010.

Adjusted EBITDA for the second quarter of 2010 was a loss of $2.0 million, compared to income of $0.4 million for the first quarter of 2010, and a loss of $1.8 million for the second quarter of 2009.

Headcount of billable professionals for the quarter ended June 30, 2010 was 979, compared with 1,008 as of March 31, 2010, and 718 as of June 30, 2009.

Second Quarter 2010 Segment Results

Litigation, Forensics and Finance (formerly FAS)

This segment consists of the company’s electronic discovery, financial services, forensic accounting, healthcare, higher education, intellectual property, and international finance and accounting services sectors. Net fee-based revenues for the segment were $32.0 million in the quarter, down $5.8 million from the first quarter of 2010, driven by declines across most sectors with the exception of a slight increase in e-discovery. Gross profit was $7.1 million, or 36.0 percent of total gross profit in the quarter. The direct profit margin was 22.1 percent, down from 24.3 percent in the first quarter of 2010. Professional staff utilization was 68.4 percent, down from 73.0 percent in the first quarter of 2010.

Economics and Dispute Resolution (formerly Economics)

This segment consists of the company’s energy and environment, global competition, labor and employment, regulated industries, and securities sectors. Net fee-based revenues for this segment were $25.1 million for the quarter versus $23.2 million in the first quarter of 2010 driven by growth across most sectors. Economics and Dispute Resolution gross profit was $5.8 million, or 29.5 percent of total gross profit in the quarter. Direct profit margin was 22.7 percent, down from 24.4 percent in the first quarter of 2010. Professional staff utilization was 71.3 percent, down from 75.4 percent in the first quarter of 2010.

Consulting and Governance (formerly SMART)

This segment consists of the SMART consulting and business advisory sector, and governance, assurance, and tax sector. Net fee-based revenues from SMART were $22.6 million. Gross profit was $6.8 million or 34.5 percent of total gross profit in the quarter. The direct profit margin was 30.2 percent and professional staff utilization was 64.9 percent in the second quarter, which is seasonally the lowest quarter of the year.

Six Month Financial Results

Revenues for the six months ended June 30, 2010 increased 14.5 percent to $153.6 million, including $30.6 million from the operations of SMART, compared with $134.2 million in the six months ended June 30, 2009. Excluding SMART, revenues for the six months ended June 30, 2010 declined 8.4 percent compared to the same period in 2009.

Net loss attributable to common shareholders for the six months ended June 30, 2010 was $24.5 million or $0.75 per share. This compares to a net loss of $10.3 million or $0.40 per share in the six months ended June 30, 2009. Adjusted net loss attributable to common shareholders was $0.25 per share for the first six months of 2010, compared with net loss attributable to common shareholders of $0.26 per share for the same period of 2009.

Adjusted EBITDA for the six months ended June 30, 2010 was a loss of $1.6 million, compared to a loss of $6.5 million of adjusted EBITDA for the same period of 2009.

Conference Call Webcast Information

LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. Domestic callers may access this conference call by dialing (877) 346-4177.  International callers may access the call by dialing (970) 315-0264. For a replay of this teleconference, please call (800) 642-1687 or (706) 645-9291, and enter the passcode 89384890 ..The replay will be available through August 5, 2010. The webcast will be accessible through the investor relations section of the company’s website, www.lecg.com.

About LECG

LECG is a global litigation; economics; consulting and business advisory; and governance, assurance, and tax expert services firm with approximately 1000 experts and professionals in 37 global locations. We provide independent expert testimony, original authoritative studies, strategic financial advisory services, and innovative business consulting solutions to Fortune Global 500 corporations, middle market firms, AmLaw 100 law firms, and government agencies worldwide.

LECG’s highly credentialed experts and professional staff conduct economic and financial analyses and perform independent verification to provide objective opinions and advice that inform legislative, judicial, regulatory, and business decision makers.

LECG experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. Attest services are provided through Smart and Associates, LLP, pursuant to an alternative practice structure. LECG is not a licensed CPA firm.

Forward-Looking Statements

Forward-Looking Statements concerning future business, operating and financial condition of the company and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may affect actual performance include the ongoing economic downturn and adverse economic conditions, the availability and terms of bank credit facilities, retention of fee producing experts and dependence on key personnel, the company’s ability to integrate new experts and practice areas successfully, intense competition, potential professional liability, the company’s ability to integrate the operations of SMART, the failure to achieve the costs savings and other synergies LECG expects to result from the SMART merger, the amount of the costs, fees, expenses and charges relating to the merger and integration efforts, the effect of war, terrorism or catastrophic events, and stock price, foreign currency exchange and interest rate volatility. Further information on these and other potential risk factors that could affect the company’s financial results is included in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

Investor Contacts

Steven R. Fife, Chief Financial Officer, 510-985-6700

Annie Leschin, Investor Relations, 415-775-1788, investor@lecg.com

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LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Fee-based revenues, net	$79,684	$65,464	$146,968	$129,386
Reimbursable revenues	3,925	2,405	6,648	4,788
Revenues	83,609	67,869	153,616	134,174
Direct costs	60,072	48,111	109,765	97,728
Reimbursable costs	3,876	2,651	6,530	5,191
Cost of services	63,948	50,762	116,295	102,919
Gross profit	19,661	17,107	37,321	31,255
Operating expenses:
General and administrative expenses	23,866	18,782	43,405	37,607
Depreciation and amortization	1,463	1,280	2,628	2,610
Restructuring charges and other impairments	3,188	2,624	10,108	2,680
Divestiture charges	—	1,725	—	1,739
Operating loss	(8,856)	(7,304)	(18,820)	(13,381)
Interest income	34	42	65	90
Interest expense	(1,501)	(643)	(4,100)	(958)
Other expense, net	(132)	(356)	(200)	(446)
Loss before income taxes	(10,455)	(8,261)	(23,055)	(14,695)
Income tax expense (benefit)	418	(1,807)	889	(4,445)
Net loss	(10,873)	(6,454)	(23,944)	(10,250)

Series A convertible redeemable preferred dividends	471	—	575	—

Net loss attributable to common shareholders	$(11,344)	$(6,454)	$(24,519)	$(10,250)

Earnings per common share:
Basic	$(0.31)	$(0.25)	$(0.75)	$(0.40)
Diluted	$(0.31)	$(0.25)	$(0.75)	$(0.40)

Shares used in calculating earnings per share:
Basic	36,888	25,515	32,644	25,451
Diluted	36,888	25,515	32,644	25,451

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	June 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$8,805	$13,044
Accounts receivable, net	112,307	85,451
Prepaid expenses	4,167	4,981
Signing, retention and performance bonuses - current portion	12,112	14,046
Income taxes receivable	12,833	13,498
Other current assets	4,492	2,207
Total current assets	154,716	133,227
Property and equipment, net	10,493	7,814
Goodwill	48,927	1,800
Other intangible assets, net	7,628	3,078
Signing, retention and performance bonuses	19,288	20,293
Deferred compensation plan assets	8,400	10,017
Deferred tax assets, net	5,981	5,731
Other long-term assets	8,248	8,851
Total assets	$263,681	$190,811

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$43,901	$45,363
Accounts payable and other accrued liabilities	17,818	8,823
Payable for business acquisitions - current portion	1,155	1,055
Deferred revenue	4,444	3,052
Debt and subordinated promissory notes	35,991	12,000
Deferred tax liabilities, net - current portion	6,163	5,731
Total current liabilities	109,472	76,024
Payable for business acquisitions	—	100
Deferred compensation plan obligations	9,630	10,163
Deferred rent	5,434	6,156
Other long-term liabilities	4,559	252
Total liabilities	129,095	92,695

Commitments and contingencies	—	—

Series A 7.5% convertible redeemable preferred stock, $0.01 par value, 15,000,000 shares authorized; 6,313,131 and 0 shares outstanding at June 30, 2010 and December 31, 2009, respectively (liquidation preference and redemption values at June 30, 2010 and December 31, 2009 of $25,575 and $0, including cumulative dividends of $575 and $0, respectively)	25,575	—

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares authorized, 38,100,579 and 25,895,679 shares outstanding at June 30, 2010 and December 31, 2009, respectively	38	26
Additional paid-in capital	211,179	174,917
Accumulated other comprehensive loss	(1,550)	(690)
Accumulated deficit	(100,656)	(76,137)
Total stockholders’ equity	109,011	98,116
Total liabilities and stockholders’ equity	$263,681	$190,811

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six months ended June 30,
	2010	2009
Cash flows from operating activities
Net loss	$(23,944)	$(10,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	967	66
Depreciation and amortization of property and equipment	2,063	2,254
Amortization of intangible assets	565	356
Amortization of signing, retention and performance bonuses	7,857	8,657
Deferred taxes	182	—
Equity-based compensation	2,906	3,216
Non cash restructuring charges and other impairments	3,609	1,519
Amortization of deferred financing costs	2,047	341
Divestiture charges	—	1,739
Other	140	—
Changes in assets and liabilities:
Accounts receivable	(6,977)	(5,996)
Signing, retention and performance bonuses paid	(9,976)	(6,958)
Prepaid and other current assets	1,866	948
Accounts payable and other accrued liabilities	4,997	(1,441)
Income taxes receivable	697	(1,659)
Accrued compensation	(6,068)	(12,495)
Deferred revenue	994	(187)
Deferred compensation plan assets, net of liabilities	753	(128)
Deferred rent	(539)	(567)
Other assets	(146)	(132)
Other liabilities	1,685	768
Net cash used in operating activities	(16,322)	(19,949)
Cash flows from investing activities
Cash acquired from Smart merger	9,242	—
Business acquisitions earn-out payments	—	(3,885)
Divestiture payments	—	(3,210)
Purchase of property and equipment	(897)	(712)
Proceeds from note receivable	295	279
Proceeds from divestiture	—	619
Restricted cash and deposits	(1,945)	—
Other	(54)	(30)
Net cash provided by (used in) investing activities	6,641	(6,939)
Cash flows from financing activities
Borrowings under revolving credit facility	7,000	30,000
Repayments under revolving credit facility	(19,000)	(17,000)
Repayments of long-term debt	(6,958)	—
Payment of loan fees	(202)	(2,243)
Proceeds from issuance of series A convertible redeemable preferred stock	25,000	—
Proceeds from exercise or issuance of stock to employees and other	30	30
Net cash provided by financing activities	5,870	10,787
Effect of exchange rates on changes in cash	(428)	19
Decrease in cash and cash equivalents	(4,239)	(16,082)
Cash and cash equivalents, beginning of year	13,044	19,510
Cash and cash equivalents, end of period	$8,805	$3,428
Supplemental disclosure
Cash paid for interest	$1,793	$593
Cash paid for income taxes, net	$30	$1,723
Non cash investing and financing activities
Fair value of common stock issued for acquisitions	$33,330	$—
Series A convertible redeemable preferred dividends	$575	$—

LECG CORPORATION AND SUBSIDIARIES

SEGMENT OPERATING RESULTS

($ in thousands, except rate amounts)

(unaudited)

	Three months ended June 30,
	2010				2009
	Litigation, Forensics and Finance	Economics and Dispute Resolution	Consulting and Governance (1)	Total	Litigation, Forensics and Finance	Economics and Dispute Resolution	Total
Fee-based revenues, net	$31,990	$25,081	$22,613	$79,684	$37,251	$28,213	$65,464
Reimbursable revenues	1,381	1,122	1,422	3,925	1,618	787	2,405
Revenues	$33,371	$26,203	$24,035	$83,609	$38,869	$29,000	$67,869

Direct costs	$24,916	$19,383	$15,773	$60,072	$28,609	$19,502	$48,111
Reimbursable costs	1,374	1,023	1,479	3,876	1,715	936	2,651
Gross profit	$7,081	$5,797	$6,783	$19,661	$8,545	$8,562	$17,107

Direct profit margin (2)	22.1%	22.7%	30.2%	24.6%	23.2%	30.9%	26.5%
Gross margin	21.2%	22.1%	28.2%	23.5%	22.0%	29.5%	25.2%

Operating statistics
Paid days	65	65	65	65	65	65	65
Billable headcount, period end	375	188	416	979	461	257	718
Billable headcount, period average	381	196	408	985	468	259	727
Billable FTEs, period average (3)	308	168	408	884	383	212	595
Average billable rate	$307	$378	$174	$265	$289	$360	$316
Paid utilization rate of billable FTEs (3)(4)	65.1%	76.1%	61.3%	65.4%	64.8%	71.1%	67.1%

Expert headcount, period end	182	82	45	309	206	110	316
Expert FTEs, period average (3)	117	55	45	217	135	63	198
Jr/SR staff paid utilization rate (4)	68.4%	71.3%	64.9%	67.0%	68.6%	68.2%	68.5%

LECG CORPORATION AND SUBSIDIARIES

SEGMENT OPERATING RESULTS (CONTINUED)

($ in thousands, except rate amounts)

(unaudited)

	Six months ended June 30,
	2010				2009
	Litigation, Forensics and Finance	Economics and Dispute Resolution	Consulting and Governance (1)	Total	Litigation, Forensics and Finance	Economics and Dispute Resolution	Total
Fee-based revenues, net	$69,808	$48,243	$28,917	$146,968	$73,094	$56,292	$129,386
Reimbursable revenues	3,165	1,752	1,731	6,648	3,174	1,614	4,788
Revenues	$72,973	$49,995	$30,648	$153,616	$76,268	$57,906	$134,174

Direct costs	$53,559	$36,905	$19,301	$109,765	$57,933	$39,795	$97,728
Reimbursable costs	3,121	1,619	1,790	6,530	3,336	1,855	5,191
Gross profit	$16,293	$11,471	$9,557	$37,321	$14,999	$16,256	$31,255

Direct profit margin (2)	23.3%	23.5%	33.3%	25.3%	20.7%	29.3%	24.5%
Gross margin	22.3%	22.9%	31.2%	24.3%	19.7%	28.1%	23.3%

Operating statistics
Paid days	129	129	80	129	129	129	129
Billable headcount, period end	375	188	416	979	461	257	718
Billable headcount, period average	397	202	408	871	481	269	750
Billable FTEs, period average (3)	323	169	253	745	388	218	606
Average billable rate	$310	$364	$173	$280	$285	$356	$312
Paid utilization rate of billable FTEs (3)(4)	67.4%	76.0%	64.0%	68.2%	64.1%	70.3%	66.3%

Expert headcount, period end	182	82	45	309	206	110	316
Expert FTEs, period average (3)	122	52	56	187	137	64	201
Jr/SR staff paid utilization rate (4)	70.8%	73.4%	68.5%	69.5%	67.8%	67.7%	67.8%

LECG CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Fee-based revenues, net	$79,684	$65,464	$146,968	$129,386

Direct costs	60,072	48,111	109,765	97,728

Direct profit	$19,612	$17,353	$37,203	$31,658
Direct profit margin (2)	24.6%	26.5%	25.3%	24.5%

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net loss	$(10,873)	$(6,454)	$(23,944)	$(10,250)

Adjustments to net loss
Restructuring charges and other impairments	3,188	2,624	10,108	2,680
Acquisition costs	477	—	2,453	—
Integration costs	1,835	—	2,163	—
Loan fees impairment	—	—	1,584	—
Divestiture charges	—	1,725	—	1,739
Deferred compensation plan	54	216	80	278
Income tax benefit (5)	—	(939)	—	(991)

Adjusted net loss (6)	$(5,319)	$(2,828)	$(7,556)	$(6,544)

Series A convertible redeemable preferred dividends	471	—	575	—

Adjusted net loss attributable to common shareholders	$(5,790)	$(2,828)	$(8,131)	$(6,544)

Adjusted net loss per diluted share (6)(8)	$(0.16)	$(0.11)	$(0.25)	$(0.26)

Shares used in calculating earnings per share
Diluted	36,888	25,515	32,644	25,451

LECG CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($ in thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net loss	$(10,873)	$(6,454)	$(23,944)	$(10,250)
Income tax expense (benefit)	418	(1,807)	889	(4,445)
Interest expense, net	1,467	601	4,035	868
Depreciation and amortization	1,463	1,280	2,628	2,610
EBITDA (7)	(7,525)	(6,380)	(16,392)	(11,217)

Adjustments to EBITDA
Restructuring charges and other impairments	3,188	2,624	10,108	2,680
Divestiture charges	—	1,725	—	1,739
Acquisition costs	477	—	2,453	—
Integration costs	1,835	—	2,163	—
Deferred compensation plan	54	216	80	278

Adjusted EBITDA (7)	$(1,971)	$(1,815)	$(1,588)	$(6,520)

(1)

Data for the Consulting and Governance segment in the six months ended June 30, 2010 represents activity from March 11, 2010 to June 30, 2010. Also, since the merger with SMART was completed on March 10, 2010, no prior period data is presented for this segment.

(2)	Fee-based revenues, net less direct costs as a percentage of fee-based revenues, net.
(3)

Full Time Equivalents (FTEs) are calculated by dividing actual total paid hours in the period by the number of paid days in the period times eight hours per day, assuming a forty-hour work week or 2,080 paid hours per year.

(4)

Paid utilization rate is calculated by dividing the actual number of billed hours in the period by the actual number of paid hours in the period, assuming a forty-hour work week or 2,080 paid hours per year.

(5)

For the three and six months ended June 30, 2010, the company does not expect to realize a tax benefit from the net loss, due to a full valuation allowance recorded against its deferred tax assets. For the three and six months ended June 30, 2009, a marginal tax rate of 39.9% was assumed and a divestiture charge was tax-effected at the Canadian statutory rate of 33.0%.

(6)

Adjusted net loss and adjusted net loss per diluted share are non-GAAP financial measures. Adjusted net loss excludes restructuring and other impairment charges, acquisition costs, integration costs, loan fees impairment, and charges related to market fluctuations in the value of deferred compensation plan investments. Adjusted net loss per diluted share is calculated using adjusted net loss divided by diluted shares. The company regards adjusted net loss and adjusted net loss per diluted share as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating loss, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(7)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as earnings before provision for income tax, interest, and depreciation and amortization. Adjusted EBITDA excluded restructuring and other impairment charges, acquisition costs, integration costs, and charges related to market fluctuations in the value of deferred compensation plan investments. The company regards EBITDA and Adjusted EBITDA as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating loss, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(8)

Diluted earnings per share and diluted shares are equal to basic earnings per share and basic shares, respectively, for all periods presented, as the effect on net loss would be anti-dilutive if common stock equivalent shares were included in the weighted average number of common shares outstanding during the period.